Credit Suisse High Yield Bond Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2002


Portfolio:			Credit Suisse High Yield Bond Fund


Security:			On Semiconductor Copr SEC 144A


Date Purchased:			5/1/02


Price Per Share:		$96.90


Shares Purchased
by the Portfolio *:		1,000


Total Principal Purchased	$96,900


% of Offering Purchased
by the Portfolio:		0.33333%


Broker:				Morgan Stanley & Co. Inc.



Member:				CS First Boston



Portfolio:			Credit Suisse High Yield Bond Fund


Security:			IESI Copr 144A W REG/RTS


Date Purchased:			6/7/02


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		2,000


Total Principal Purchased	$200,000


% of Offering Purchased
by the Portfolio:		1.33333%


Broker:				Salomon Brothers


Member:				CS First Boston


Portfolio:			Credit Suisse High Yield Bond Fund


Security:			Metaldyne Corp. 144A WREG/RTS


Date Purchased:			6/13/02


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		1,200


Total Principal Purchased
by the Portfolio *:		$120,000


% of Offering Purchased
by the Portfolio:		0.48000%


Broker:				Chase Manhattan Bank


Member:				CS First Boston


Portfolio:			Credit Suisse High Yield Bond Fund


Security:			Burns Philip Cap Pty Bond 144A


Date Purchased:			6/14/02


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		1,100


Total Principal Purchased
by the Portfolio *:		$110,000


% of Offering Purchased
by the Portfolio:		0.27500%


Broker:				Toronto dominion Securities Inc.


Member:				CS First Boston

Portfolio:			Credit Suisse High Yield Bond Fund


Security:			Berry Plastics Corp bond 144A

Date Purchased:			6/17/02


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		1,100


Total Principal Purchased
by the Portfolio *:		$110,000


% of Offering Purchased
by the Portfolio:		0.44000%


Broker:				Chase Manhattan Bank

Member:				CS First Boston